UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2015

Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)
(651) 259-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported, on May 8, 2014, Cardiovascular Systems, Inc. (the “Company”) received a letter from the U.S. Attorney’s Office for the Western District of North Carolina (the “Department of Justice”) stating that it is investigating the Company to determine whether the Company has violated the False Claims Act (“FCA”). The Company is cooperating with the Department of Justice and has provided documents in response to its Civil Investigative Demand.

On July 8, 2015, the complaint underlying the Department of Justice’s investigation was unsealed. The complaint was filed in the United States District Court for the Western District of North Carolina (the “Court”) on July 15, 2013 by Travis Thams (the “relator”) under a provision of the FCA that allows private citizens the ability to file suit on behalf of the United States and various states. The complaint alleges various causes of action under the federal FCA and several state FCA provisions relating to alleged kickbacks and off-label promotion of medical devices and that this alleged conduct has resulted in false claims being submitted to obtain payment or reimbursement. The relator is seeking, on behalf of the United States, damages in the amount of each allegedly false and fraudulent claim, trebled as per statute, plus civil penalties of up to $11,000 per claim, plus, on behalf of various states, the maximum amounts allowed under various state laws. The aggregate damages and penalties claimed are currently indeterminable as the alleged unlawful claims have not been specified.

The Company has not yet been served the complaint and cannot predict if or when the complaint will be served on it and whether this case will proceed. The government has the option to intervene in an FCA case and take over the prosecution if it concludes that the claims have merit. As of the date hereof, the Department of Justice has not chosen to intervene in this case. Instead, the Department of Justice wishes to take more time to evaluate the merits of the claims, so it filed a Notice of the United States That It Is Not Intervening At This Time with the Court.

The Company maintains rigorous policies and procedures to promote compliance with the FCA and other regulatory requirements and intends to vigorously defend this lawsuit, should it proceed. However, the Company cannot predict when the Department of Justice’s investigation or this litigation will be resolved, the outcome of the investigation or this litigation, or the potential impact of either on the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 8, 2015

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
Laurence L. Betterley Chief Financial Officer